UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2019

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37756	90-0632193
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21410 N. 19th Avenue #220, Phoenix, Arizona, 85027
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GWRS	The NASDAQ Stock Market, LLC (NASDAQ Global Select Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 10, 2019, certain wholly-owned subsidiaries (the “Subsidiaries”) of Global Water Resources, Inc. (the “Company”), Global Water, LLC; CP Water Company, LLC; Global Water - Santa Cruz Water Company, LLC; Global Water - Palo Verde Utilities Company, LLC; Water Utility of Northern Scottsdale, LLC; Water Utility of Greater Tonopah, LLC; Valencia Water Company, LLC; Willow Valley Water Co., LLC; Global Water - Red Rock Utilities, LLC (“Red Rock”); and Eagletail Water Company, L.C. (“Eagletail”), entered into the Amended and Restated Service Agreement (the “Amended and Restated Agreement”) with Global Water Management, LLC (“FATHOM”). The Amended and Restated Agreement amends and restates the Service Agreement, dated June 5, 2013, as amended by the First Amendment to Service Agreement, dated November 17, 2016, previously entered into among the parties (as amended, the “Original Agreement”).

The Amended and Restated Agreement amends the scope of services to reflect upgrades and improvements to the FATHOM Platform. Pursuant to the Amended and Restated Agreement, FATHOM will continue to provide billing, customer service, and other support services for the Company’s regulated utilities through December 31, 2026. The monthly rate to be paid to FATHOM will continue to be $6.43 per managed account, which is subject to annual adjustments on January 1st, beginning January 1, 2021, based on the consumer price index determination as set forth in the Amended and Restated Agreement. The Amended and Restated Agreement is automatically renewable for successive 10-year periods, unless notice of termination is given prior to any renewal period. Otherwise, the Amended and Restated Agreement may be terminated by either party for default only, and the termination of the Amended and Restated Agreement will result in the termination of certain royalty payments payable to the Company by FATHOM pursuant to that certain Securities Purchase Agreement, dated as of June 5, 2013, by and among FATHOM Water Management Holdings, LLP, a Delaware limited liability partnership (the “FATHOM Partnership”), FATHOM Water Management, Inc., a Delaware corporation, FATHOM and the Company (the “Securities Purchase Agreement”).

The Amended and Restated Agreement contains certain changes to the Original Agreement, including, among other things: (i) adds acquired utilities Red Rock and Eagletail as parties to the agreement; (ii) incorporates provisions to add newly acquired utilities to the FATHOM platform in the future; and (iii) updates all terminology to better reflect services provided and use of non-software specific contractual deliverables.

The Company holds an indirect interest in FATHOM through its ownership of the common and preferred units of the FATHOM Partnership received in consideration for the sale of FATHOM pursuant to the Securities Purchase Agreement. Together, these units currently represent an approximate 7.1% ownership interest in the FATHOM Partnership (on a fully diluted basis).

The foregoing summary of the terms of the Amended and Restated Agreement is qualified in its entirety by the Amended and Restated Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Agreement, dated September 10, 2019, by and among the Subsidiaries and FATHOM

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: September 11, 2019	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer